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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Alpha Microsystems for the registration of 4,442,069 shares of its common stock and to the incorporation by reference therein of our report dated April 29, 1996, with respect to the consolidated financial statements and schedule of Alpha Microsystems included in its Annual Report (Form 10-K) for the year ended February 25, 1996, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Orange County, California
May 3, 1996

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